Exhibit 5.1




                                                              June 11, 1997



WinStar Communications, Inc.
230 Park Avenue
Suite 2700
New York, New York 10169

Gentlemen:

                  It is our opinion that the securities being registered for issuance by the registrant with the Securities and Exchange Commission, pursuant to the Registration Statement of WinStar Communications, Inc. on Form S-3, as amended (File No. 18465), when sold and paid for, will be legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                                Very truly yours,

                                                /s/ GRAUBARD MOLLEN & MILLER